Exhibit 99.1

Imation Announces Steps to Accelerate Strategic Transformation

To wind down all non-European operations in Company’s legacy tape media business and Consumer Storage and Accessories segment

Reaches agreement with TDK Corporation to end exclusive long-term license agreement and for TDK’s return of 6.7 million shares

Appoints Interim Group President, Tiered Storage and Security Solutions

Decisions intended to advance transformation into a stable enterprise poised for long-term sustainable growth

OAKDALE, Minn.--(BUSINESS WIRE)--September 28, 2015--Imation Corp. (NYSE:IMN) (the “Company”) today announced a series of actions designed to accelerate its strategic transformation. The Board of Directors (the “Board”) has authorized plans to wind down the non-European operations of the Company’s legacy tape media business and Consumer Storage and Accessories (“CSA”) segment, and to end the long-term license agreement with TDK Corporation (“TDK”). Imation will leverage cash from the wind down to reinvest in its Tiered Storage and Security Solutions (“TSS”) segment.

Barry L. Kasoff, interim President and Member of the Board of Directors, commented, “After careful consideration, we concluded these wind downs are critical in our ongoing effort to create a leaner, more focused Imation. Our TSS segment is the foundation for the Company’s profitable growth over the long term. The Board, together with management, remains intensely focused on building that business and driving efficiencies throughout the organization to enhance performance."

“The steps we are taking today are important milestones in our efforts to reestablish Imation as a more competitive company that is well-positioned for growth and success,” said Joseph A. De Perio, non-executive Chairman of the Board. “Exiting certain legacy businesses will improve our near-term financial performance and position the Company for profitable growth. The Board and the management team are all focused on creating sustainable long-term value for stockholders.”

The streamlined Imation will focus on the significant market opportunity for secure data-storage solutions, helping organizations worldwide safeguard high-value data while addressing scale, availability and performance requirements.
The Company is also capitalizing on the strong demand for comprehensive solutions for securing the mobile workforce. The Company will also evaluate ways to invest its capital to create equity value for shareholders.

As part of its efforts to become a pure-play data-storage and security company, Imation reached a definitive agreement with TDK under which TDK will relinquish substantially all of its investor rights (including its board nomination rights), Imation’s license rights to the TDK Life on Record trademark will terminate, and TDK will transfer to Imation approximately 6.7 million shares of Imation common stock that TDK currently owns. The transaction is expected to close in the fourth quarter of 2015. To facilitate these transitions, the Company plans to execute Transition Service Agreements with customers to provide for an orderly transition and inventory replenishment through the end of 2015.

Imation also announced that current Board member Robert B. Fernander has been appointed Interim Group President, Tiered Storage and Security Solutions and will oversee the operations of the TSS business segment.

Fernander is a seasoned technology professional with an established track record of enhancing technology-based companies. He currently serves as a strategic advisor for I/O Switch Technologies, Inc., a developer of data center technologies, Storage Strategies NOW, an industry analyst firm that offers written publications and analysis for IT users, business and technology leaders and venture capitalists, and FLM.TV, a company focused on delivering, distributing, and marketing independent films. Fernander served as the CEO and a member of the board of directors of Gnodal Limited, a storage and computer networking company, from 2012 until 2013 when it was acquired by Cray Inc.

The Company anticipates pre-tax restructuring and other charges ranging from $140 million to $160 million, including a non-cash charge of $110 million to $120 million, primarily related to the goodwill and intangible write-off. The majority of these restructuring charges will be incurred in fiscal year 2015 and are primarily for severance as well as the write-down of certain intangible assets, goodwill and fixed assets. The wind downs are expected to be completed by first quarter of fiscal 2016. The Company expects that once the wind downs are complete, the streamlined business will operate at break-even on a run-rate basis in 2016.

Imation’s Board and management team continue to work closely with its advisors to explore all potential strategic alternatives designed to maximize shareholder value.

The Company has enclosed a brief slide presentation related to its current initiatives in the Form 8-K filed today with the SEC. The Company also expects to hold a conference call for analysts and investors in the coming months to further discuss the Company’s strategy and initiatives.

About Imation
Imation (NYSE: IMN) is a global data storage and information security company. Our products and solutions help organizations and individuals store, manage and protect their digital content. Imation’s storage and security portfolio includes Nexsan high-density, archive and solid-state optimized unified hybrid storage solutions; IronKey™ mobile security solutions that address the needs of professionals for secure data transport and mobile workspaces; and consumer storage solutions, audio products and accessories sold under the Imation, Memorex and TDK Life on Record brands. Imation reaches customers in more than 100 countries through a powerful global distribution network. For more information, visit www.imation.com.

Risk and Uncertainties
Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the Securities and Exchange Commission including the following: Our ability to successfully implement our strategy; our ability to grow our business in new products with profitable margins and the rate of revenue decline for certain existing products; our ability to meet future revenue growth, gross margin and earnings targets; the ability to quickly develop, source, introduce and deliver differentiated and innovative products; our potential dependence on third parties for new product introductions or technologies in order to introduce our own new products; our ability to successfully implement restructuring plans; foreign currency fluctuations; the ready availability and price of energy and key raw materials or critical components including the effects of natural disasters and our ability to pass along raw materials price increases to our customers; continuing uncertainty in global and regional economic conditions; our ability to identify, value, integrate and realize the expected benefits from any acquisition which has occurred or may occur in connection with our strategy; the possibility that our goodwill and intangible assets or any goodwill or intangible assets that we acquire may become impaired; the ability of our security products to withstand cyber-attacks; the loss of a major customer, partner or reseller; changes in European law or practice related to the imposition or collectability of optical levies; the seasonality and volatility of the markets in which we operate; significant changes in discount rates and other assumptions used in the valuation of our pension plans; changes in tax laws, regulations and results of inspections by various tax authorities; our ability to successfully defend our intellectual property rights and the ability or willingness of our suppliers to provide adequate protection against third party intellectual property or product liability claims; the outcome of any pending or future litigation and patent disputes; our ability to access financing to achieve strategic objectives and growth due to changes in the capital and credit markets; limitations in our operations that could arise from compliance with the debt covenants in our credit facilities; our ability to retain key employees; increased compliance with changing laws and regulations potentially affecting our operating results; failure to adequately protect our information systems from cyber-attacks; the effect of the announcement of our review of strategic alternatives; and the volatility of our stock price due to our results or market trends.

CONTACT:
Imation Corp.
Scott Robinson, 651-704-4311
srobinson@imation.com

Shareholder Update September 28, 2015

2 Imation Corporate Overview > Over the past two months, the Board of Directors has acted swiftly to assess the inherent issues of Imation and reposition the Company’s business plan with the sole goal of creating shareholder value > The reconstituted Board determined to change the overall mentality and business decisions on absorbing losses and approving incremental capital investment > The Board is confident it has a strategic plan in place today to execute a restructuring of the Company intended to deliver a stable enterprise poised for growth in the future > LTM Operating Losses as of June 30, 2015 were ($61.4) million • The Company’s current 2016 Business Plan assumes operating losses of ($9) to ($14) million, trending to breakeven by Q4 2016 • Represents a significant reduction in annual losses Executive Summary

3 Imation Corporate Overview > Barry Kasoff named Interim President in late August 2015 > Bob Fernander named Interim Group President of Nexsan and IronKey effective today > Two board members resigned in August 2015, replaced by three individuals soon after > The Compensation Committee is reviewing all of the compensation practices of the Company • The Board of Directors has reduced its annual base compensation from $175,000 to $125,000 (of which $50,000 is in cash) Governance Initiatives

4 Imation Corporate Overview > Exit of the Storage Media (magnetic tape) > Exit of a majority of businesses within Consumer Storage and Accessories > Acceleration of cash flow generation from the Company’s working capital assets > Continue monetization of the Company’s non-operating (Oakdale headquarters and other real estate) and non-core operating assets > Significant restructuring of corporate overhead and expense rationalization across the enterprise Restructuring Initiatives

5 Imation Corporate Overview > Imation to retire approximately 6.7 million shares of common stock held by TDK Corp. • Subject to adjustment related to the shareholders’ equity on Imation’s balance sheet as of September 30, 2015 > Imation and TDK will terminate its license agreements and cease the marketing of licensed product after December 31, 2015 > Retiring 6.7 million shares reduces outstanding shares by 16% Transaction with TDK

6 Imation Corporate Overview A Path Forward on Nexsan and Ironkey > Bob Fernander named Interim Group President of Nexsan and IronKey effective today • The new leadership will execute the strategy adopted by the Board of Directors > The businesses will be restructured dramatically to reduce projected losses and enhance gross margins > Planned actions include: • Product line rationalization • Expense reduction • Headcount reductions • Transitioning Nexsan to a more streamlined fulfillment model > New leadership will examine existing product roadmaps and tuck-in technology acquisitions to enhance the growth story > Business plan expected to reduce losses to ($4) to ($9) million in 2016, trending toward breakeven in Q4 2016 > The Board has completed a comprehensive review of the Nexsan and IronKey businesses > The Board concluded that the current run rate losses are unsustainable and that an alternate business plan needed to be examined > ($30) to ($35) million run rate operating losses

7 Imation Corporate Overview Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the Securities and Exchange Commission including the following: Our ability to successfully implement our strategy; our ability to grow our business in new products with profitable margins and the rate of revenue decline for certain existing products; our ability to meet future revenue growth, gross margin and earnings targets; the ability to quickly develop, source, introduce and deliver differentiated and innovative products; our potential dependence on third parties for new product introductions or technologies in order to introduce our own new products; our ability to successfully implement restructuring plans; foreign currency fluctuations; the ready availability and price of energy and key raw materials or critical components including the effects of natural disasters and our ability to pass along raw materials price increases to our customers; continuing uncertainty in global and regional economic conditions; our ability to identify, value, integrate and realize the expected benefits from any acquisition which has occurred or may occur in connection with our strategy; the possibility that our goodwill and intangible assets or any goodwill or intangible assets that we acquire may become impaired; the ability of our security products to withstand cyber-attacks; the loss of a major customer, partner or reseller; changes in European law or practice related to the imposition or collectability of optical levies; the seasonality and volatility of the markets in which we operate; significant changes in discount rates and other assumptions used in the valuation of our pension plans; changes in tax laws, regulations and results of inspections by various tax authorities; our ability to successfully defend our intellectual property rights and the ability or willingness of our suppliers to provide adequate protection against third party intellectual property or product liability claims; the outcome of any pending or future litigation and patent disputes; our ability to access financing to achieve strategic objectives and growth due to changes in the capital and credit markets; limitations in our operations that could arise from compliance with the debt covenants in our credit facilities; our ability to retain key employees; increased compliance with changing laws and regulations potentially affecting our operating results; failure to adequately protect our information systems from cyber-attacks; the effect of the announcement of our review of strategic alternatives; the effect of the transition of our Board of Directors; and the volatility of our stock price due to our results or market trends. Risks and Uncertainties